UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2020

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Town & Country Lane, Suite 1500
Houston,	Texas	77024
(Address of principal executive offices)		(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange of which registered
Common stock, $0.01 par value	PARR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement
Indenture and Securities
On June 5, 2020, Par Petroleum, LLC (“Par Petroleum”) and Par Petroleum Finance Corp. (“Finance Corp.” and together with Par Petroleum, the “Issuers”), both wholly-owned subsidiaries of Par Pacific Holdings, Inc. (the “Company”), completed the issuance of $105 million in aggregate principal amount of 12.875% Senior Secured Notes due 2026 (the “Notes”) and related guarantees by the Subsidiary Guarantors (as defined below) and the Company (collectively, the “Guarantees” and together with the Notes, the “Securities”) in a private offering under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

The Issuers intend to use the net proceeds of the offering for general corporate purposes. The Securities were issued under an Indenture, dated as of June 5, 2020 (the “Indenture”), among Par Petroleum, Finance Corp., all of Par Petroleum’s existing wholly-owned domestic subsidiaries (other than Finance Corp.) (collectively, the “Subsidiary Guarantors”) and the Company, as guarantors, and Wilmington Trust, National Association., as trustee and collateral trustee (“Collateral Trustee”).
The Notes will bear interest at an annual rate of 12.875%. Interest is payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2021, to holders of record on each January 1 and July 1 preceding an interest payment date. The Notes mature on January 15, 2026, unless earlier redeemed or purchased. The Notes are secured on a pari passu basis with the same collateral that secures the Issuers’ existing 7.750% Senior Secured Notes due 2025 and the Issuers’ existing Term Loan B facility, which consists of first-priority security interests in substantially all of the assets of the Issuers and the Subsidiary Guarantors, other than assets constituting collateral for the ABL Loan Agreement (as defined below), assets constituting collateral for the A&R Supply and Offtake Agreement (as defined below), assets constituting collateral for the intermediation arrangement with Merrill Lynch Commodities, Inc. and certain excluded properties. The Notes are fully and unconditionally guaranteed on a senior secured basis, jointly and severally, by each of the Subsidiary Guarantors, and are guaranteed on a senior unsecured basis only as to the payment of principal and interest by the Company. In the future, the Notes will be guaranteed on a senior secured basis by additional subsidiaries of Par Petroleum that guarantee material indebtedness of the Issuers or otherwise become obligated with respect to material indebtedness under a credit facility, subject to certain exceptions.
The Issuers may, upon not less than 30 nor more than 60 days’ notice, redeem all or part of the Notes at any time prior to July 15, 2023 at a redemption price equal to 100% of the principal amount of Notes redeemed, plus a “make whole” premium, and accrued and unpaid interest, if any, to the date of redemption. The Issuers have the right to, upon not less than 30 nor more than 60 days’ notice, redeem the Notes at any time on or after July 15, 2023 at the redemption prices described in the Indenture, plus accrued and unpaid interest, if any, to (but excluding) the date of redemption. Additionally, at any time before July 15, 2023, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes issued with an amount equal to the net proceeds of certain equity offerings, at a price equal to 112.875% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to (but excluding) the date of redemption; provided that (1) at least 65% of the aggregate principal amount of the Notes (including any additional Notes) originally issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes held by Par Petroleum and its Subsidiaries); and (2) each such redemption must occur within 180 days of the date of the closing of each such equity offering. Furthermore, until 120 days after the issue date of the Notes, the Issuers may, upon not less than 30 nor more than 60 days’ notice, redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of any loan received pursuant to an applicable credit facility promulgated under the Coronavirus Aid, Relief, and Economic Security Act or any such similar legislation, at a redemption price equal to 106.438% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to (but excluding) the date of redemption; provided that at least 65% of the original aggregate principal amount of the Notes issued under the Indenture remain outstanding immediately after the occurrence of such redemption.

If a “change of control” occurs, holders of the Notes will have the option to require the Issuers to purchase for cash all or a portion of their Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest. In addition, if the Issuers make certain asset sales and do not reinvest the proceeds thereof or use such proceeds to repay certain debt, they will be required to use the proceeds of such asset sales to make an offer to purchase the Notes at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, to (but excluding) the date of redemption.
The Indenture contains restrictive covenants limiting the ability of Par Petroleum and its Restricted Subsidiaries (as defined in the Indenture) to, among other things, incur additional indebtedness or issue certain preferred shares, create liens on certain assets to secure debt, pay dividends or make other equity distributions, purchase or redeem capital stock, make certain investments, sell assets, agree to certain restrictions on the ability of Restricted Subsidiaries to make payments to the Issuers, consolidate, merge, sell or otherwise dispose of all or substantially all assets, or engage in transactions with affiliates. The

Indenture also contains customary events of default.
The foregoing description of the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein. The form of the Notes (included as Exhibit A of the Indenture filed as Exhibit 4.1 hereto) is filed as Exhibit 4.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The descriptions of the material terms of the Indenture and the Securities are qualified in their entirety by reference to such exhibits.

Fifth Amendment to ABL Loan Agreement

On June 5, 2020, in connection with the issuance of the Securities, Par Petroleum, Par Hawaii, LLC (“Par Hawaii”), Hermes Consolidated, LLC (“Hermes”) and Wyoming Pipeline Company LLC (“WPC” and collectively with Par Petroleum, Par Hawaii and Hermes, the “ABL Borrowers”), all wholly-owned subsidiaries of the Company, entered into that certain Fifth Amendment (the “Fifth ABL Amendment”) to Loan and Security Agreement, dated as of June 5, 2020 (as amended from time to time, the “ABL Loan Agreement”) with the ABL Guarantors (as defined in the ABL Loan Agreement), the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent and collateral agent for the lenders.

Pursuant to the Fifth ABL Amendment, (i) the ABL Loan Agreement was amended to (I) permit the Indenture and the issuance of the Notes, (II) permit the Guarantees, and (III) permit liens and encumbrances on the assets of the ABL Borrowers and ABL Guarantors to secure the obligations under the Indenture and the Notes, and (ii) certain other amendments were made to the ABL Loan Agreement, including but not limited to, the manner in which the Borrower Group Fixed Charge Coverage Ratio (as defined in the ABL Loan Agreement) is calculated.

The foregoing description of the Fifth ABL Amendment is qualified in its entirety by reference to the Fifth ABL Amendment a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Omnibus Amendment to Amended and Restated Pledge and Security Agreement and Amended and Restated Supply and Offtake Agreement

On June 5, 2020, in connection with the issuance of the Securities, Par Petroleum and Par Hawaii Refining, LLC (“PHR”), both wholly-owned subsidiaries of the Company, entered into an Omnibus Amendment (the “Omnibus Amendment”) to Amended and Restated Pledge and Security Agreement (the “A&R Pledge and Security Agreement”) and Amended and Restated Supply and Offtake Agreement (the “A&R Supply and Offtake Agreement”) with J. Aron & Company LLC (“J. Aron”).

Pursuant to the Omnibus Amendment, (i) the A&R Pledge and Security Agreement and A&R Supply and Offtake Agreement, as applicable, were amended to (I) permit the Indenture and the issuance of the Notes, (II) permit the Guarantees and (III) permit liens and encumbrances on the assets of PHR to secure the obligations under the Indenture and the Notes, and (ii) the A&R Supply and Offtake Agreement was amended to include a specific cross-default to the Indenture.

The foregoing description of the Omnibus Amendment is qualified in its entirety by reference to the Omnibus Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The disclosures above under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 7.01.     Regulation FD Disclosure.
On June 5, 2020, the Company issued a news release announcing the closing of the transactions contemplated by the Indenture and the issuance of the Securities. The news release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.1
Indenture, dated as of June 5, 2020, among Par Petroleum, LLC, Par Petroleum Finance Corp., the Guarantors (as defined therein) and Wilmington Trust, National Association, as Trustee and Collateral Trustee.

4.2	Form of 12.875% Senior Secured Note due 2026 (included within the Indenture filed as Exhibit 4.1).

10.1
Fifth Amendment to Loan and Security Agreement, dated as of June 5, 2020, among Par Petroleum, LLC, Par Hawaii, LLC, Hermes Consolidated, LLC, Wyoming Pipeline Company LLC, the guarantors party thereto, the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent and collateral agent for the lenders.

10.2
Omnibus Amendment to Amended and Restated Pledge and Security Agreement and Amended and Restated Supply and Offtake Agreement, dated as of June 5, 2020, among Par Hawaii Refining, LLC, Par Petroleum, LLC and J. Aron & Company LLC.

99.1	Press Release, dated June 5, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: June 8, 2020	/s/ J. Matthew Vaughn
J. Matthew Vaughn Chief Administrative Officer and General Counsel